EXHIBIT 4.7

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	– – –	as tenants in common as tenants by entirelies as joint tenants with right of survivorship and not as tenants in common	UTMA – Custodian (Cust) (Minor) under Uniform Transfer to Minors Act (State)
Additional abbreviations may also be used though not in the above list.

For value received                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                                                                                                                                         Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                                        Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated	X

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER
SIGNATURE GUARANTEED

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”). THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE